Exhibit 99.1

Hercules Amends and Restates Credit Facility with MUFG Union Bank

•	Size of Facility More Than Doubles to $75 Million

•	Interest Rate on LIBOR Borrowings Lowered to LIBOR plus 2.25% with No Floor

•	Maturity Date Extended to August 2017

Palo Alto, Calif. — August 19, 2014 — Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (the “Company), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology industries, today announced that it has amended and restated its credit facility with MUFG Union Bank, N.A. (“Union Bank”), effective August 14, 2014.

Under the amended and restated agreement, Union Bank has, among other things, agreed to:

•	Increase the size of the credit facility to $75 million in aggregate principal amount from $30 million and include an accordion feature, pursuant to which the Company may increase the size of the credit facility to an aggregate principal amount of $95 million by bringing in additional lenders, subject to the approval of Union Bank and other customary conditions. There can be no assurances that additional lenders will join the credit facility to increase available borrowings.

•	Reduce the per annum interest rate on LIBOR borrowings from LIBOR plus 2.5% with a floor of 4% to LIBOR plus 2.25% with no floor

•	Extend the maturity date of the credit facility to August 1, 2017

“We are very appreciative of Union Bank’s continued support and look forward to continuing a long and mutually beneficial relationship with them,” said Hercules Co-founder, Chairman and Chief Executive Officer, Manuel Henriquez “With these improved terms we have increased the flexibility of our financing options as we work to grow our investment portfolio and our company over the next several quarters.”

For additional information, please review the company’s current report on Form 8-k, filed with the Security and Exchange Commission.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology industries, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.4 billion to over 290 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Senior Notes due April 2019, 7.00% Senior Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ”, “HTGY,” and “HTGX,” respectively.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Hercules Technology Growth Capital, Inc.

Main, 650.289.3060 HT-HN

info@htgc.com

OR

Market Street Partners

Ed Keaney

415-445-3238

ekeaney@marketstreetpartners.com